                                                  CONFORMED COPY   EXHIBIT 10.13
                                                                   -------------


                                  CONTINGENT

                          STOCK REDEMPTION AGREEMENT

                                  dated as of

                               January 26, 1996

                                     among

                              THE LIMITED, INC.,

                               LESLIE H. WEXNER

                                      and

                          THE WEXNER CHILDREN'S TRUST

                     CONTINGENT STOCK REDEMPTION AGREEMENT
                     -------------------------------------



     THIS CONTINGENT STOCK REDEMPTION AGREEMENT (the "Agreement") is made and entered into as of January 26, 1996 among The Limited, Inc., a Delaware corporation (the "Company"), Leslie H. Wexner, in his individual capacity, (in such capacity, the "Principal Stockholder"), and Leslie H. Wexner, as Trustee (in such capacity, the "Trustee") of The Wexner Children's Trust under a Trust Agreement dated January 24, 1996 (the "Trust").



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.01.  Definitions.  (a)  The following terms, as used herein, have
                    -----------
the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" means each day other than Saturdays, Sundays and days when commercial banks are authorized or required to be closed for business in New York City, New York.

     "Closing" means any closing of a redemption of Subject Shares pursuant to
Section 2.01 or 2.02 hereof, as the case may be.

     "Common Stock" means the common stock, par value $.50 per share, of the Company (or any successor thereto).

     "Credit Agreement" means any credit or similar agreement providing for the making of loans or other financial accommodations to a Holder of the Section
2.01 Redemption Right or any portion thereof.

     "Effective Date" means the earlier to occur of (i) the day immediately preceding the date of the commencement of the Tender Offer or (ii) February 2, 1996.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Guaranty" means any guaranty of the obligations of the Company hereunder entered into pursuant to Section 3.06.

     "Holder" means the Trust, any Permitted Transferee and any other Person to whom rights or obligations under this Agreement have been transferred in accordance with the terms hereof.

     "Immediate Family" shall be defined as in Rule 16a-1(e) under the Exchange Act.

     "Permitted Transferee" means (i) the Principal Stockholder, (ii) any member of the Immediate Family of the Principal Stockholder, (iii) any corporation, partnership, trust or other entity all of the stockholders, partners, owners or beneficiaries of which are the Principal Stockholder, members of the Immediate Family of the Principal Stockholder or any Person qualified as tax-exempt under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (iv) the estate or personal representative of (A) the Principal Stockholder or (B) any member of the Immediate Family of the Principal Stockholder.

     "Person" means an individual or a corporation, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Redemption Price" means the price per share, as adjusted from time to time in accordance with the terms of Sections 2.07 and 2.08 hereof, at which the Subject Shares may be redeemed in accordance with the terms and conditions of this Agreement.

     "Subject Shares" means (i) as of the Effective Date, 18,750,000 shares of Common Stock, and (ii) as of any subsequent date, the number of shares of Common Stock (and the number of shares, units or amounts of each such other security or other property, which, as of such date, is a Subject Share in accordance with the terms and provisions hereof) which are subject to redemption hereunder (either pursuant to Section 2.01 or 2.02), as adjusted from time to time in accordance with the terms hereof.

     "Tender Offer" means the offer by the Company to purchase up to 85 million shares of Common Stock to be commenced on or about February 1, 1996.

     "Transferee" means a Person to whom a Transfer has been made.

     "Trust Agreement" means the Declaration of Trust made as of January 24, 1996 by Leslie H. Wexner, as Settlor and as Trustee.

     (b) Each of the following terms is defined in the Section set forth opposite such term:


           Term                         Section
           ----                         -------
     Aggregate Common Stock Component    2.07(c)
     Cash Collateral                     3.05(a)
     Constituent Person                  2.09
     Current Market Price
       Per Common Share                  2.07(d)
     Custodian                           3.04(a)
     Custodian's Notice                  3.05(a)
     Custody Account                     3.04
     DGCL                                2.03(c)
     Daily Price                         2.07(d)
     Determination Date                  2.07(c)
     Designated Subject Shares           2.07(a)(ii)
     Distributee Company                 2.06(a)
     Extraordinary Dividend              2.07(b)
     Minimum Required Amount             3.05
     Pledge Agreement                    3.04(a)
     Permitted Pledgee                   2.04(c)
     Pre-Distribution
       Subject Shares                    2.07(a)(i)(c)
     Redemption Notice                   2.01 and 2.02
     Relevant Distribution               2.06(a)
     Replaced Shares                     2.04(d)
     Repurchased Designated
       Common Stock                      2.07(c)
     Rights                              2.07(a)
     Section 2.01 Redemption Right       2.01
     Section 2.02 Redemption Right       2.02
     Specified Number                    2.07(a)(i)(A)
     Subject Share Shortfall             2.07(a)(iii)
     Transfer                            2.04(a)
     Transferee Agreement                2.04(b)
     Withdrawn Shares                    3.05(a)

                                  ARTICLE II

                               REDEMPTION RIGHTS
                               -----------------


          Section 2.01.  Redemption Right of the Holder.  Subject to the final
                         ------------------------------
sentence of this Section 2.01, from time to time during the period commencing upon the second annual anniversary of the Effective Date and ending on the day prior to the fifth annual anniversary of the Effective Date, a Holder shall be entitled to require the Company to redeem Subject Shares, in whole or in part, subject to the terms and conditions hereof, if, and only if, during such period such Holder gives written notice (a "Redemption Notice") to the Company stating the number of Subject Shares to be redeemed (the "Section 2.01 Redemption Right"). In such event, the Redemption Price shall be a price equal to $18.75 per share in cash, as adjusted from time to time in accordance with Sections
2.07 and 2.08 hereof. The Company shall not be required to redeem a number of Subject Shares pursuant to this Section 2.01 having an aggregate Redemption Price of less than $200 million, unless all other Subject Shares shall have been previously, or shall be simultaneously, redeemed by the Company pursuant to the terms of this Agreement. The number of Subject Shares from time to time subject to the Section 2.01 Redemption Right shall be reduced by the number of Subject Shares theretofore redeemed pursuant to this Section 2.01.

          Section 2.02.  Redemption Right of the Company.  Subject to the final
                         -------------------------------
sentence of this Section 2.02, from time to time during the period commencing upon the 66th monthly anniversary of the Effective Date and ending on the day prior to the 72nd monthly anniversary of the Effective Date, the Company shall have the right to redeem Subject Shares from a Holder that holds such Subject Shares (or has withdrawn Subject Shares from the Custody Account in accordance with Section 3.05) subject to the Section 2.02 Redemption Right, in whole or in part, subject to the terms and conditions hereof, if, and only if, during such period the Company gives written notice (a "Redemption Notice") to such Holder stating the number of Subject Shares to be redeemed (the "Section 2.02 Redemption Right"). In such event, the Redemption Price shall be a price equal to $25.07 per share in cash, as adjusted from time to time in accordance with Sections 2.07 and 2.08 hereof. The Company shall not be entitled to redeem a number of Subject Shares pursuant to this Section 2.02 having an aggregate Redemption Price of less than $200 million unless all other Subject Shares shall have been previously, or shall be simultaneously, redeemed by the Company pursuant to the terms of this Agreement. The number of Subject Shares from time to time subject to the Section 2.02 Redemption Right shall be reduced by the number of Subject Shares theretofore redeemed pursuant to either the Section 2.01 Redemption Right or the Section 2.02 Redemption Right.

          Section 2.03.  Closing.  (a)  Any Closing shall occur no later than
                         -------
five Business Days following the receipt by the Company or the Holder, as the case may be, of a Redemption Notice. A Closing shall be permitted to occur following the periods specified in Section 2.01 and 2.02 provided that the Redemption Notice shall have been given prior to the expiration of the applicable period.

       (b)(i) At any Closing, the relevant Holder shall deliver, or cause to be delivered, to the Company a certificate or certificates representing the securities included in the Subject Shares to be redeemed at such Closing, duly endorsed for transfer or accompanied by duly executed instruments of transfer, in each case, with signature guaranteed, against payment therefor pursuant to paragraph (ii) below. If less than all the securities included in the Subject Shares represented by any such certificate or certificates are being redeemed, the Company shall, at any such Closing (or, to the extent that the applicable Subject Shares are not shares of Common Stock, as soon as practicable thereafter), deliver to the Custodian, Trust or other Holders, as applicable, new certificates representing the securities included in the Subject Shares equal to the difference between the securities included in the Subject Shares represented by the certificate(s) delivered to the Company and the securities included in the Subject Shares redeemed. To the extent Subject Shares to be redeemed at any Closing include property other than securities, title to such property shall be conveyed, and possession of such property surrendered, to the Company in a manner appropriate for such property. In the event any Closing shall occur following a record date for a distribution with respect to any security constituting a part of the Subject Shares, but prior to such distribution, the relevant Holder shall not be required to deliver the security or other property to be distributed in such distribution but, instead, shall be obligated to deliver an instrument assigning such Holder's right to receive such security or other property in such distribution with respect to the Subject Shares so delivered.

       (ii) At any Closing, the Company shall deliver to the relevant Holder, against receipt of the Subject Shares being redeemed at such Closing in accordance with paragraph (i) above, the aggregate Redemption Price for the Subject Shares to be redeemed from such Holder at such Closing by wire transfer of immediately available funds to such bank account as such Holder shall have specified in writing no later than two Business Days prior to the Closing.

          (c) Notwithstanding any provision of this Agreement to the contrary, the Company's obligation to effect any Closing shall be subject to the following conditions: (i) as of the date of the Closing, the relevant Holder (A) has the legal capacity to deliver for redemption the Subject Shares and (B) owns the Subject Shares (or is a Permitted Pledgee), and is delivering such shares to the Company, free and clear of (x) in the case of any pledgee to whom any Section
2.01 Redemption Right and related Subject Shares shall have been pledged in accordance with Section 2.04(c) hereof, or any other Holder following a Transfer contemplated by clause (ii), (iii) or (iv) of such Section 2.04(c), all claims, charges, encumbrances, or security interests created by or arising or attaching through such pledgee or Holder and (y) in the case of any other Holder, all claims, charges, encumbrances or security interests of any nature whatsoever, except, in each case, a pledge or security interest granted pursuant to Section
3.04 hereof; (ii) as of the date of the Closing, the Company is not prohibited from redeeming the Subject Shares by reason of clause (a)(1) of Section 160 of the Delaware General Corporation Law ("DGCL"); (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting the consummation of the transaction shall be in effect and (iv) the relevant Holder shall have confirmed in writing to the Company as of the Closing Date the accuracy of the matters referred to in clause (i) of this Section 2.03(c).

          Section 2.04.  Transfer of the Section 2.01 Redemption Right and the
                         -----------------------------------------------------
Subject Shares.  (a)  Any Holder shall have the right to transfer, sell, assign,
--------------
bequeath or otherwise dispose of (together, "Transfer"), from time to time, in whole or in part, the Section 2.01 Redemption Right to any Permitted Transferee; provided the Transferee of the Section 2.01 Redemption Right, at the time of the
--------
Transfer and at all times during which such Transferee holds the Section 2.01 Redemption Right, holds the number of Subject Shares from time to time required to exercise the Section 2.01 Redemption Right in full (it being understood that such Subject Shares need not have been owned by the Transferor of the Section
2.01 Redemption Right), and provided further, that as a condition to such
                            -------- -------
Transfer, such Transferee shall enter into a written agreement reasonably satisfactory to the Company to the effect that such Transferee shall be bound by the terms and provisions of this Agreement applicable to Holders of a Section
2.01 Redemption Right,
including, without limitation, the terms of the immediately foregoing proviso.

          (b) Each of the Trust and any Permitted Transferee shall have the right to Transfer at any time following the third annual anniversary of the Effective Date, in whole or, subject to the final sentence of this Section 2.04(b), in part, the Section 2.01 Redemption Right, to any Person other than a Permitted Transferee, provided that (A) the number of Subject Shares to which
                      -------- ----
the Transferred Section 2.01 Redemption Right relates shall be Transferred together with such Section 2.01 Redemption Right and (B) as a condition to such Transfer, the Transferee shall enter into a written agreement reasonably satisfactory to the Company to the effect that such Transferee shall (i) be a "Holder" hereunder, (ii) be bound by the terms and provisions of this Agreement applicable to Holders, (iii) hold such Section 2.01 Redemption Right (or portion thereof) (and the related Subject Shares) for investment purposes only, (iv) not engage (and shall not permit any other Person to engage) in any options, hedging, derivatives or similar transactions or arrangements with respect to such Section 2.01 Redemption Right (or portion thereof) or the Subject Shares related thereto and (v) not Transfer such Section 2.01 Redemption Right (or portion thereof) or Subject Shares except in accordance with this Section 2.04 (such agreement, a "Transferee Agreement"). Unless such Transferee shall continue to hold Subject Shares subject to the Section 2.02 Redemption Right, upon expiration or termination of the Section 2.01 Redemption Right, any Transferee Agreement relating thereto shall also expire or terminate. In the case of a partial Transfer of the Section 2.01 Redemption Right pursuant to this
Section 2.04(b), such Transfer shall be made only with respect to a portion of such Section 2.01 Redemption Right in respect of Subject Shares having an aggregate Redemption Price at least equal to $200 million, unless the number of Subject Shares which have not been previously or simultaneously redeemed pursuant to this Agreement shall have an aggregate Redemption Price of less than $200 million (in which case the Section 2.01 Redemption Right may be Transferred only in its entirety).

          (c) The Trust or any Permitted Transferee shall have the right to pledge the Section 2.01 Redemption Right (and related Subject Shares), from time to time, in whole or in part, to any financial institution reasonably satisfactory to the Company to secure such Holder's obligations under a Credit Agreement; provided that, as a condition to such pledge, the pledgee shall enter
           --------
into a written agreement reasonably satisfactory to the Company intended to protect the Company's rights under this Agreement. Any such pledgee is referred to herein as a "Permitted Pledgee". Notwithstanding any contrary provision of Section 2.01, the Section 2.01 Redemption Right shall be exercisable beginning on the first annual anniversary of the Effective Date by a Permitted Pledgee following the occurrence of a default under the applicable Credit Agreement or by any Holder of the Section 2.01 Redemption Right and related Subject Shares following a Transfer thereof pursuant to an exercise of remedies by a Permitted Pledgee (whether by foreclosure of its pledge or the exercise of other legal or equitable remedies) or pursuant to a Transfer made in lieu of foreclosure following a default under the applicable Credit Agreement. In the event of any default under a Credit Agreement entitling a Permitted Pledgee to exercise or Transfer the Section 2.01 Redemption Right, then such Permitted Pledgee shall have the right to:

          (i) exercise the Section 2.01 Redemption Right at any time prior to effecting any Transfer thereof, by foreclosure or otherwise;

          (ii) effect a Transfer of the Section 2.01 Redemption Right (and related Subject Shares), by foreclosure or otherwise, to a Permitted Transferee, but in such event the Section 2.01 Redemption Right shall not be exercisable prior to the second annual anniversary of the Effective Date (except in accordance with this Section 2.04(c) if pledged by such Permitted Transferee to another Permitted Pledgee);

          (iii) effect a Transfer of the Section 2.01 Redemption Right (and related Subject Shares), by foreclosure or otherwise, to any Person (including, without limitation, itself); provided that the Transferee
                                              --------
     executes and delivers a Transferee Agreement and holds the Section 2.01 Redemption Right (and related Subject Shares) subject to the terms thereof; or

          (iv) effect a Transfer of the Section 2.01 Redemption Right (and related Subject Shares), by foreclosure or otherwise, to any Person (including, without limitation, itself) other than in accordance with the foregoing clauses, but in such event the Section 2.01 Redemption Right so Transferred shall terminate 15 Business Days after the date of consummation of such Transfer unless such Person is a Permitted Pledgee (or an affiliate thereof) and executes an agreement whereby such Person agrees not to Transfer the Section 2.01 Redemption Right (and related Subject Shares) other than in accordance with clause

     (ii) or (iii) above, in which case the Section 2.01 Redemption Right so Transferred shall terminate 15 Business Days after the later to occur of
     (A) the date of consummation of such Transfer and (B) the first annual anniversary of the Effective Date.

          A Transfer may be made as contemplated by clause (ii), (iii) or (iv) above only if the Person to whom such Transfer is made assumes the obligations of a Holder hereunder with respect to the Section 2.02 Redemption Right to the extent of the Subject Shares Transferred; provided that such assumption shall
                                          --------
not be required if such Subject Shares constitute Withdrawn Shares, or Replaced Shares, at the time of such Transfer.

          In addition to the foregoing, following the expiration of the Section
2.01 Redemption Right, the Trust or any Permitted Transferee shall be permitted to pledge the Subject Shares, subject to the Section 2.02 Redemption Right, on the same terms as are applicable to a pledge of the Section 2.01 Redemption Right (and the related Subject Shares) under this Section 2.04(c).

     (d) No Holder shall be permitted to Transfer any Subject Shares except (i) in connection with a Transfer of the Section 2.01 Redemption Right in accordance with Section 2.04(a), (b) or (c) or (ii) Withdrawn Shares or Replaced Shares. All Subject Shares (other than Withdrawn Shares or Replaced Shares) Transferred in accordance with Section 2.04(a), (b) or (c) shall at all times remain subject to the Section 2.02 Redemption Right. Notwithstanding the foregoing, the Trust shall be entitled from time to time to deposit into the Custody Account (or to establish a separate Custody Account and deposit therein) additional Subject Shares which shall immediately become subject to the Section 2.02 Redemption Right (or cash in the Minimum Required Amount) in lieu of an equivalent number of Subject Shares then held by another Holder (designated by the Trustee) ("Replaced Shares"), and (i) the Company shall thereupon issue or, to the extent possible, cause to be issued to such Holder new certificates representing the Replaced Shares without the legend referred to in Section 2.04(f) and (ii) such Replaced Shares shall no longer be subject to the Section 2.02 Redemption Right.

          (e)  Except as expressly permitted by Section 2.04(a), (b), and (c), a
Section 2.01 Redemption Right may not be Transferred by any Holder; provided
                                                                    --------
that, notwithstanding any contrary provision in this Section 2.04, it is understood that any Transfer of Subject Shares and the Section 2.01 Redemption Right pursuant to enforcement of the

Guaranty (or any drawing under a letter of credit issued to support obligations under the Guaranty) shall not be prohibited by any provision of this Agreement.

          (f) All Subject Shares from time to time subject to the Section 2.02 Redemption Right shall bear a legend to such effect.

          Section 2.05.  Transfer of Section 2.02 Redemption Right.  The Company
                         -----------------------------------------
shall have the right to transfer, from time to time, in whole or in part, the
Section 2.02 Redemption Right to any Affiliate, including, without limitation to a Distributee Company in connection with any Relevant Distribution; provided,
                                                                    --------
however, that (i) no such transfer shall relieve the Company of its obligation to pay the aggregate Redemption Price in respect of the Section 2.01 Redemption Right, unless the Distributee Company shall have assumed such obligation, and
(ii) the Guaranty and all other credit support referred to in Section 3.06 hereof shall remain in effect.

          Section 2.06.  Certain Adjustments to the Subject Shares.  (a)  In the
                         -----------------------------------------
event the Company shall fix a record date for the distribution to holders of Common Stock of any security representing an interest in any business theretofore owned or controlled by the Company, immediately following the effective date of such distribution (a "Relevant Distribution"), each Subject Share shall be deemed to consist of the share or shares of Common Stock and other securities and other assets, if any, which, as of the date immediately prior to such distribution, constituted a Subject Share, plus such security, or portion thereof, to be received by the holders of Common Stock in such distribution in respect of the share or shares of Common Stock included in one Subject Share immediately prior to such distribution. If, in connection with any such distribution, the Company's obligations under the Section 2.01 Redemption Right and the Company's rights under the Section 2.02 Redemption Right are transferred to the entity the stock of which is being distributed to holders of Common Stock (the "Distributee Company"), (i) an adjustment in the number and type of securities included in one Subject Share shall be made in accordance with the first sentence of this Section 2.06(a), (ii) the Distributee Company shall be deemed the successor to the Company for all purposes of this Agreement and (iii) without limiting the generality of the foregoing, for purposes of determining whether any adjustment is required pursuant to Section 2.06, 2.07, 2.08 or 2.09 as a result of any action taken or event occurring after the date of such distribution, all references to the Company shall be deemed to be references to the Distributee Company and all references to Common Stock shall be deemed to be references to the common stock of the Distributee Company received in the Relevant Distribution. The foregoing adjustments shall be made successively whenever a record date is fixed and, in the event that such distribution is not so made, the composition of the Subject Shares shall again be adjusted to be such Subject Shares which would then be in effect if such record date had not been fixed.

     (b) In case the Company shall at any time after the date hereof (i) declare a dividend, or make a distribution on Common Stock, payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), each Subject Share shall thereafter consist of (x) the number of shares of Common Stock or portions thereof resulting from such dividend, distribution, subdivision, split, combination or reclassification in respect of the number of shares of Common Stock or portions thereof thereto fore contained in a Subject Share and (y) all other assets and property theretofore contained in a Subject Share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (c) All calculations required by this Section 2.06 shall be made to the nearest one hundredth of a share.

          Section 2.07.  Certain Additional Adjustments.   (a)(i)  In case the
                         ------------------------------
Company shall fix a record date for the issuance to all holders of Common Stock of rights, options, warrants, convertible securities or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) (collectively, "Rights") and the price per share of Common Stock (or the conversion price per share of Common Stock, if a security convertible into shares of Common Stock) to be paid upon exercise or conversion thereof is less than the Current Market Price Per Common Share on such record date, then:

          (A) unless the relevant Holder elects to have the provisions of clause
     (iii) of this Section 2.07(a) apply, the Specified Number of shares of Common Stock theretofore withdrawn from the Custody Account as a result of the substitution of Cash Collateral shall be replaced in the Custody Account at least two Business Days prior to the record date for such issuance and such replacement shares of Common Stock shall remain in the Custody Account through such record date (For purposes of this clause (A), the term "Specified Number" means a number of shares of Common Stock equal to the excess, if any, of (1) the number of shares of Common Stock then required (together with all other assets comprising Subject Shares) to satisfy the
     Section 2.02 Redemption Right in full over (2) the sum of the number of
                                           ----
     shares of Common Stock then subject to a security interest of Permitted Pledgees and the number of shares of Common Stock subject to the Section
     2.02 Redemption Right but not subject to such security interest.);

          (B) all Rights received in respect of Common Stock constituting a part of the Designated Subject Shares, from and after the distribution thereof, may not be Transferred (other than in connection with a Transfer of Subject Shares);

          (C) until such time as such Rights included in the Designated Subject Shares expire or are exercised or converted, each Subject Share shall be deemed to consist of each share of Common Stock included in a Subject Share in respect of which such Rights were issued and such other securities and other assets, if any, which, as of such record date constituted a Subject Share (together, a "Pre-Distribution Subject Share") plus the number of Rights determined by dividing (1) the total number of unexercised or unconverted Rights included in the Designated Subject Shares, by (2) the number of Subject Shares;

          (D) to the extent such Rights included in the Designated Subject Shares are exercised or converted, from and after the time of such exercise or conversion each Subject Share shall be deemed to consist of a Pre-Distribution Subject Share plus any unexpired, unexercised and unconverted Rights included therein pursuant to clause (C) above, plus (x) a number of shares of Common Stock with a Current Market Price Per Common Share (measured as of the record date) equal to the difference between (1) the aggregate Current Market Price Per Common Share (determined as aforesaid) of the shares of Common Stock received upon such exercise or conversion of Rights included in the Designated Subject Shares minus (2) the aggregate
                                                      -----
     price paid by the relevant Holder upon such exercise or conversion divided by (y) the number of Subject Shares.

         (ii) For purposes hereof, "Designated Subject Shares" means, at any time, particular Subject Shares equal to the total number of Subject Shares at the time, determined by reference to (A) first, to the extent that any Subject Shares have been pledged, together with related Section 2.01 Redemption Rights, to a Permitted Pledgee, the number of Subject Shares so pledged and (B) second, to the extent that the total number of Subject Shares at the time exceeds the Designated Subject Shares specified in clause (A) of this Section 2.07(a)(ii), the Subject Shares in the Custody Account.

         (iii) For purposes of this Section 2.07(a), if on any record date referred to in clause (i) of this Section 2.07(a), the aggregate number of Designated Subject Shares shall be less than the aggregate number of Subject Shares (such shortfall, the "Subject Share Shortfall") each Subject Share shall be adjusted pursuant to clause (i)(D) of this Section 2.07(a) as if, in addition to the Rights actually exercised in respect of actual Designated Subject Shares, all Rights in respect of a number of Designated Subject Shares equal to the Subject Share Shortfall had been exercised on such record date.

          (iv) The adjustments set forth above shall be made successively whenever a record date is fixed or any Right is exercised or converted, as the case may be; and in the event that such Rights are not so issued or expire unexercised, each Subject Share shall again be adjusted to be such Subject Shares which would then be in effect if such record date had not been fixed.

     (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than (w) distributions payable in Common Stock or Rights referred to in, and for which an adjustment is made pursuant to, Section 2.07(a) hereof, (x) distributions referred to in, and for which an adjustment is made pursuant to
Section 2.06, (y) any regular quarterly or semi-annual dividend payable in cash or (z) any dividend payable in cash other than a regular quarterly or semi-annual dividend (an "Extraordinary Dividend") which, individually or together with all other Extraordinary Dividends paid in such fiscal year, does not exceed 50% of the aggregate amount of any regular quarterly or semi-annual dividend or dividends paid in the preceding fiscal year) then (i) in the case of any distribution of cash, the Redemption Price to be in effect after such record date shall be reduced by the amount of cash distributed in respect of the number of shares of Common Stock included in one Subject Share and (ii) in the case of a distribution of evidences of indebtedness, assets or other property (other than cash), from and after such record date, each Subject Share shall be deemed to consist of such number of shares of Common Stock included in one Subject Share as of such record date, and such other securities and other assets, if any, which, as of such record date, constituted one Subject Share, plus such evidences of indebtedness, assets or other property received by the Holder in respect of such number of shares of Common Stock in such distribution. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Redemption Price or the composition of the Subject Shares, as the case may be, shall again be adjusted to be such Redemption Price or such Subject Shares, as the case may be, which would then be in effect if such record date had not been fixed.

     (c) In case at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self tender offer (excluding for this purpose, open market purchases), any shares of Common Stock of the Company included in any Designated Subject Shares at a weighted average purchase price in excess of the Current Market Price Per Common Share on the Business Day immediately prior to the earliest date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the "Determination Date"), (i) each Subject Share shall thereafter consist of (A) all property and assets other than shares of Common Stock included in one Subject Share on the Determination Date and (B) a number of shares of Common Stock equal to the number of shares of Common Stock included in one Subject Share on the Determination Date multiplied by a fraction the numerator of which is (I) the aggregate number of shares of Common Stock included in the total number of Subject Shares on the Determination Date (such aggregate number of shares of Common Stock, the "Aggregate Common Stock Component") less (II) the number of shares of Common Stock included in all Designated Subject Shares on the Determination Date that are purchased pursuant to such repurchase (the "Repurchased Designated Common Stock") and the denominator of which is the Aggregate Common Stock Component as of the Determination Date and (ii) each Redemption Price shall be adjusted to equal the amount determined by dividing
(x) the difference between (A) the product of the number of Subject Shares outstanding on the Determination Date multiplied by the Redemption Price theretofore in effect minus (B) the number of shares of Repurchased Designated Common Stock multiplied by the purchase price per share of Repurchased Designated Common Stock paid by the Company or any subsidiary in such repurchase by (y) the total number of Subject Shares. For purposes of this Section 2.07(c), if on any Determination Date in respect of any self tender offer there shall exist a Subject Share Shortfall, the adjustments set forth in the foregoing sentence shall be made as if the number of shares of Repurchased Designated Common Stock included, in addition to any shares of Common Stock included in any Designated Subject Shares actually purchased pursuant to such repurchase, a number of Shares of Common Stock equal to the number that would have been purchased had a number of shares of Common Stock equal to the number of shares included in a number of Subject Shares equal to the Subject Share Shortfall been tendered and purchased on the basis of the maximum proration possible in respect of such tender offer. In addition, for purposes of this Section 2.07(c), neither (A) the Tender Offer,
(B) the exercise of the Section 2.01 Redemption Right or the Section 2.02 Redemption Right nor (C) the repurchase or repurchases by the Company or any subsidiary thereof within any 12 month period of not more than 15% of the shares of Common Stock outstanding as of the first date of such period, at a price not in excess of 115% of the Current Market Price Per Common Share as of the Determination Date of any such repurchase, shall be deemed to constitute a repurchase to which this Section 2.07(c) applies. An adjustment made pursuant to this Section 2.07(c) shall become effective immediately after the effective date of such repurchase.

     (d) For the purpose of any computation under Sections 2.07(a), (b) or (c) hereof, on any Determination Date the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means the closing price on such day as reported on the New York Stock Exchange, Inc. Composite Transactions Tape.

     (e) No adjustment in the Redemption Price shall be required unless such adjustment would require an adjustment of at least one percent in such price; provided that any adjustments which by reason of this Section 2.07(e) are not
--------
required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.07 shall be made to the nearest one tenth of a cent.

          2.08.  Other Adjustments.  In the event that the Subject Shares shall
                 -----------------
include any shares of capital stock of
the Company other than Common Stock or any shares of capital stock of any other Person, the number of such other shares and/or the applicable Redemption Price shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Sections 2.06, 2.07 and 2.09 hereof. In addition, if (i) the Company effects any distribution or similar transaction to or in respect of holders of Common Stock involving any securities representing an interest in any business theretofore owned by the Company and (ii) the effect of such distribution or similar transaction on the composition of the Subject Shares is not addressed in
Section 2.06, 2.07 or 2.09 hereof, the composition of the Subject Shares shall thereafter be adjusted in an equitable manner to reflect both the nature of the distribution or transaction and the purposes of the provisions of Sections 2.06,
2.07 and 2.08.

          2.09.  Merger, Consolidation or Sale of Assets.   In case of any
                 ---------------------------------------
consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the portion of one Subject Share consisting of Common Stock shall thereafter be the kind and amount of securities receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock equal to the number of shares of Common Stock included in one Subject Share immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, (A) such holder made the election actually made in respect of the Designated Subject Shares and (B) if there is a Subject Share Shortfall at the time at which any such election is to be made, no election was made in respect of a number of Subject Shares equal to such Subject Share Shortfall, (provided that in the case of this clause (B), if the kind or amount of securities and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of clause (B) of this Section 2.09 the kind and amount of securities and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In the event the Company is not the surviving entity, this Agreement shall be assumed by the Person with whom such transaction is effected and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise of the Section 2.01 Redemption Right and the Section 2.02 Redemption Right, the aggregate Redemption Price. The provisions of this Section 2.09 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.


                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

          Section 3.01.  Representations and Warranties of the Company.  The
                         ---------------------------------------------
Company represents and warrants to the Principal Stockholder and the Trust that
(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Principal Stockholder and the Trust, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

          Section 3.02.  Representations and Warranties of the Trustee.  The
                         ---------------------------------------------
Trustee represents and warrants to the Company that (i) the Trust has been duly constituted and is validly existing under the laws of the State of Ohio, and has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by the Trustee and the consummation by the Trustee and/or its successors in trust of the transactions contemplated hereby have been duly authorized by all necessary action under the Trust Agreement and no other proceedings on the part of the Trustee or any other Person are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by the Trustee and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Principal Stockholder, constitutes a valid and binding obligation of the Trustee and/or its successors in trust, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

          Section 3.03.  Covenants of the Principal Stockholder.  The Principal
                         --------------------------------------
Stockholder agrees that he (a) will not, and will cause all members of his Immediate Family who reside in his household and all other non-natural Persons referred to in the definition of Permitted Transferees over which he exercises control not to, tender any shares of Common Stock in the Tender Offer, and (b) will cause the Trust to comply with all of its obligations under this Agreement.

          Section 3.04.  Certain Other Covenants.  (a)  The Trust agrees that it
                         -----------------------
will (i) not tender any shares of Common Stock in the Tender Offer, (ii) on the Effective Date, own not less than 18,750,000 shares of Common Stock and deposit the certificate or certificates representing such Shares in a custody account (the "Custody Account") with a financial or similar institution (the "Custodian") in the manner contemplated in the Pledge Agreement referred to below; (iii) deposit any certificate or certificates representing any shares of capital stock or other securities which hereinafter become Subject Shares in the Custody Account as soon as practicable following the date on which such securities become Subject Shares, (iv) upon any exercise of the Section 2.02 Redemption Right unless such Section 2.02 Redemption Right shall have been assumed by another Holder in accordance with the terms hereof, will deliver all the Subject Shares being redeemed free and clear of all liens, charges, encumbrances, or security interests of any nature whatsoever, (v) at the Effective Date, own the Subject Shares free and clear of any claims, charges, encumbrances or security interests other than those created under the Pledge Agreement or those securing a Credit Agreement as permitted under Section 2.04(c) and (vi) on or prior to the Effective Date, (A) execute a pledge or similar agreement (the "Pledge Agreement") in form and substance reasonably satisfactory to the Trust and the Company pursuant to which the Trust shall grant to the Company and its permitted assigns a security interest in the Subject Shares and any Cash Collateral that may be collateral after the date hereof, (B) to the fullest extent permitted by applicable law, give, execute, file and record any notice, financing statement, continuation statement or other instrument, document or agreement that the Company may reasonably consider necessary or desirable to create, perfect, continue or validate such security interest or to exercise or enforce the Company's rights with respect to such security interest and (C) appoint the Company as its attorney-in-fact to execute, file and record any such documents. The Company hereby acknowledges and agrees that, in the event the Trust shall enter into a Credit Agreement containing an obligation on the part of the Trust for borrowed money for which any Subject Shares shall be pledged as security, the security interest referred to in this Section 3.04(a)(vi) shall be subordinated to any security interest in such Subject Shares required by and granted to any lender (or agent thereof) in connection with any such borrowing.

          (b) Upon any exercise of the Section 2.02 Redemption Right, each Holder (other than the Trust (the obligations of which are set forth in Section 3.04(a)) and a Permitted Pledgee (the obligations of which will be set forth in agreements to be entered into between the Company and such Permitted Pledgee) shall deliver the Subject Shares being redeemed free and clear of (x) in the case of any pledgee to whom the Subject Shares shall have been pledged in accordance with Section 2.04(c) hereof, or any other Holder following a Transfer contemplated by clause (ii), (iii) or (iv) of such Section 2.04(c), all claims, charges, encumbrances or security interests created by or arising or attaching through such pledgee or Holder and (y) in the case of any other Holder, all claims, charges, encumbrances or security interests of any nature whatsoever.

          Section 3.05.  Substitution of Collateral.  (a) The Trust shall be
                         --------------------------
permitted, from time to time, to withdraw Subject Shares from the Custody Account and the security interest under the Pledge Agreement, provided, however, that the Trust shall
                                     --------
substitute therefor, in a manner and pursuant to agreements and arrangements reasonably satisfactory to the Company under which the Company shall have a perfected security interest therein subject to no prior liens or security interests other than liens and security interests theretofore applicable to the Subject Shares withdrawn prior to or concurrently with any such withdrawal, either (i) an amount in cash (the "Cash Collateral") at least equal to the Minimum Required Amount or (ii) an equal number of Subject Shares (the number of Subject Shares from time to time so withdrawn, "Withdrawn Shares"). The "Minimum Required Amount" means 120% of the product of the fair market value of the assets comprising a Subject Share and the number of Withdrawn Shares. For purposes of the preceding sentence, the fair market value (i) of a share of Common Stock shall be the Current Market Price Per Common Share as of the Determination Date or (ii) of any other publicly traded securities shall be deemed to be the average (weighted by trading volume) of the daily closing prices (as reported in The Wall Street Journal or other recognized source of
                       -----------------------
financial information) of such securities on the principal securities exchange on which, or the principal securities market in which, such securities are traded during the 20 consecutive trading days immediately prior to such date and
(iii) of any other assets, as determined in good faith by the Board of Directors of the Company. The required amount of Cash Collateral shall be recalculated weekly by the Custodian, which shall deliver promptly (by telecopier in accordance with Section 4.05) a written notice of such recalculation to the Trust (a "Custodian's Notice"). Cash Collateral shall be remitted by the Custodian to, or additional Cash Collateral (or Subject Shares) which may be required shall be deposited in the Custody Account by, the Trust based upon the most recent Custodian's Notice, to the extent, but only to the extent, the value of the Cash Collateral is greater or less than, as the case may be, the then current Minimum Required Amount. Any payment by or to the Trust shall be made on the second Business Day after the date of the Custodian's Notice. Any income in respect of the Cash Collateral shall be paid to the Trust; provided that any
                                                              --------
such income shall be retained by the Custodian to the extent necessary to bring the Trust into compliance with the provisions of this Section 3.05. Cash Collateral may be invested only in U.S. Government debt securities having a maturity of less than 90 days.

     (b) If the Company exercises its Section 2.02 Redemption Right, or the Trust fails to satisfy its obligations pursuant to Section 3.05(a), upon the Company's instruction the Custodian shall utilize the Cash Collateral to purchase (within three Business Days after the Redemption Notice in respect of the Section 2.02 Redemption Right shall have been given) such number of Subject Shares as are required to satisfy the Trust's obligations in respect of the Section 2.02 Redemption Right so exercised.

          Section 3.06.  Covenants of the Company.  The Company agrees that it
                         ------------------------
shall, prior to the Effective Date (or as promptly as practicable thereafter), provide credit support in respect of its obligations hereunder on terms reasonably satisfactory to the Company and the Trust which may include, among other things, the creation of a bankruptcy remote vehicle, the funding of such vehicle and the provision by such vehicle of guarantees of or collateral to support such obligations of the Company, letters of credit to support such guarantees or obligations and/or reimbursement obligations in respect of such letters of credit.


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          Section 4.01.  Expenses.  (a)  Except as otherwise agreed by the
                         --------
parties and except as provided in Section 4.01(b) hereof, each party hereto will pay all of its own expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers, whether or not the transactions contemplated herein are consummated. Any fees, commissions, and other payments owing to a party's financial advisors in connection with this Agreement shall be borne solely by that party.

     (b) The Company shall pay any transfer taxes incurred by the Holder as a result of the exercise of the Section 2.01 Redemption Right or the Section 2.02 Redemption Right, provided, however, that if the Holder shall request the
                  --------
Company to pay any portion of the aggregate Redemption Price to a Person other than the registered holder of the Subject Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the Holder shall pay to the Company any transfer taxes required to be paid as a result of such payment to a Person other than the registered holder of such Subject Shares or establish to the satisfaction of the Company that such tax has been paid or is not payable.

          Section 4.02.  Public Announcements.  Except as required by applicable
                         --------------------
law or regulations, the Principal Stockholder and the Company shall jointly approve any public announcements relating to the transactions described herein. Each party agrees to cooperate with the other in the preparation of any governmental filing relating to the transactions contemplated hereby.

          Section 4.03.  Mutual Cooperation.  Each of the parties hereto hereby
                         ------------------
agrees to reasonably cooperate with each other party in seeking the successful consummation of the transactions contemplated herein and to use its or his best efforts promptly to take all such actions as may be necessary or appropriate to consummate the transactions contemplated herein.

          Section 4.04.  Amendment; Assigns.   This Agreement may not be
                         ------------------
modified, amended, altered or supplemented except by an agreement in writing executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 4.05.  Notices.  All notices, requests, demands and other
                         -------
communications hereunder shall be in writing and shall be either (i) hand-delivered, (ii) delivered by reputable overnight courier delivery or (iii) sent by telecopy (with receipt confirmed) and shall be deemed given upon delivery when hand-delivered, or one business day after having been deposited with the overnight courier service or upon receipt of confirmation of telecopier, addressed as follows (or to such other address as a party may designate by notice to the other):

                       If to the Principal Stockholder:

                            Leslie H. Wexner
                            c/o The Limited, Inc.
                            Three Limited Parkway
                            P. O. Box 1600
                            Columbus, Ohio  43216
                            Facsimile:  (614) 479-7208

               If to the Trust:

                    The Wexner Children's Trust
                    c/o The Limited, Inc.
                    Three Limited Parkway
                    P. O. Box 1600
                    Columbus, Ohio  43216
                    Attn:  Leslie H. Wexner, Trustee
                    Facsimile:  (614) 479-7208

               With a copy to:

                    Weil Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York  10153
                    Attn:  Dennis J. Block
                    Facsimile:  (212) 310-8007

               If to the Company:

                    The Limited, Inc.
                    Three Limited Parkway
                    P.O. Box 1600
                    Columbus, Ohio  43216
                    Attn: Samuel P. Fried
                    Facsimile: (614) 479-7188

               With a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, NY 10017
                    Attn:  David L. Caplan
                    Facsimile:  (212) 450-4800

          Section 4.06.  Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

          Section 4.07.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed and interpreted in accordance with, the laws of the State of New York.

          Section 4.08.  Severability.  If any term, provision, covenant or
                         ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 4.09.  Third Party Beneficiaries.  Nothing in this Agreement,
                         -------------------------
expressed or implied, shall be construed to give any person other than the parties hereto and their successors and permitted assigns any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

          Section 4.10.  Entire Agreement.  This Agreement and any documents
                         ----------------
delivered by the parties pursuant hereto, constitutes the entire understanding and agreement of the parties hereto with regard to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

          Section 4.11.  Injunctive Relief.  Each of the parties hereto
                         -----------------
acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, to the fullest extent permitted under applicable law, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States of America or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                         THE LIMITED, INC.



                         By: /s/
                            --------------------------
                              Name:  Kenneth B. Gilman
                              Title: Vice Chairman



                         LESLIE H. WEXNER


                         /s/
                         -----------------------------


                         /s/
                         -----------------------------
                         LESLIE H. WEXNER,
                           as Trustee of The
                           Wexner Children's Trust